UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
April 5, 2022
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2055 Sugarloaf Circle, Suite 300
Duluth, GA 30097
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	FOXF	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.
New Credit Agreement
On April 5, 2022, Fox Factory Holding Corp., a Delaware corporation (the “Company”), entered into a new credit agreement (the “Credit Agreement”), among the Company, Wells Fargo, National Association, as Administrative Agent, Swingline Lender and L/C Issuer (the “Agent”), and a group of lenders party thereto (collectively, the “Lenders”). The Credit Agreement, among other things, provides for revolving loans, swing line loans and letters of credit up to an aggregate amount of $650.0 million (the “Revolving Credit Facility”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.
On the Closing Date, the Company borrowed $423.0 million under the Revolving Credit Facility, which was used to repay all outstanding amounts owed under the Prior Credit Agreement (as defined below) and for general corporate purposes. Future advances under the Revolving Credit Facility will be used to finance working capital, capital expenditures and other general corporate purposes of the Company.
To the extent not previously paid, all then-outstanding amounts under the Revolving Credit Facility are due and payable on the maturity date of the Revolving Credit Facility, which is April 5, 2027.
The Credit Agreement includes customary representations, warranties, covenants and events of default. The Credit Agreement also requires the Company to maintain, as of the end of each fiscal quarter (commencing with the first fiscal quarter ending after the Closing Date), a Consolidated Net Leverage Ratio not to exceed 4.00 to 1.00, increasing to 4.50 to 1.00 for the four fiscal quarters after the consummation of a Permitted Acquisition exceeding $75.0 million, and a Consolidated Interest Coverage Ratio of not less than 3.00 to 1.00.
The Company may borrow, prepay and re-borrow principal under the Revolving Credit Facility from time to time during its term. Advances under the Revolving Credit Facility can be either Adjusted Term SOFR rate loans or base rate loans. SOFR rate revolving loans bear interest on the outstanding principal amount thereof for each interest period at a rate per annum equal to Term SOFR for such calculation plus 0.10% plus a margin ranging from 1.00% to 2.00%. Base rate revolving loans bear interest on the outstanding principal amount thereof at a rate per annum equal to the highest of (i) Federal Funds Rate plus 0.50%, (ii) the rate of interest in effect for such day as publicly announced from time to time by the Agent as its “prime rate”, and (iii) Adjusted Term SOFR rate for a one-month tenor plus 1.00%, subject to the interest rate floors set forth therein, plus a margin ranging from 0.00% to 1.00%.
The Company will pay to the Agent on a quarterly basis, for the account of each Lender in accordance with its applicable percentage of the Revolving Commitment, a commitment fee equal to the product of (i) a rate ranging from 0.150% to 0.250% per annum, times (ii) the actual daily amount by which the Revolving Commitment exceeds the sum of (A) the outstanding amount of revolving loans plus (B) the outstanding amount of letter of credit obligations, subject to adjustment. The Company will pay to the Agent on a quarterly basis, for the account of each Lender in accordance with its applicable percentage of the Revolving Commitment, a letter of credit fee equal to a rate ranging from 1.00% to 2.00%, based on its Consolidated Net Leverage Ratio, times the daily amount available to be drawn under such letters of credit.
The obligations of the Company, among others, under the Credit Agreement are secured by a Guaranty and Security Agreement, dated as of April 5, 2022, by the Company and certain of its subsidiaries identified therein, in favor of the Agent for the benefit of the Lenders and the other Secured Parties (the “Security Agreement”). The Company and its subsidiaries having (i) assets with a value in excess of 5.00% of the total assets of the Company and its subsidiaries or (ii) revenues representing in excess of 5.00% of total revenues of the Company and its subsidiaries (the “Material Subsidiaries”), including all of the Company’s and the Material Subsidiaries’ equity interests in their subsidiaries, secured the Revolving Credit Facility by substantially all of their assets.
Upon the occurrence of an event of default under the Credit Agreement, the Revolving Commitment may be terminated, and all outstanding revolving loans and other obligations under the Credit Agreement may become immediately due and payable and any letters of credit then outstanding may be required to be cash collateralized, and the Agent and the Lenders may exercise any rights or remedies available to them under the Credit Agreement, the Security Agreement or any other documents delivered in connection therewith. Any such event may materially impair the Company’s ability to conduct its business.
In the ordinary course of their respective businesses, the lenders under the Credit Agreement and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Company for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

The foregoing summary of the material terms and conditions of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the complete text of the Credit Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
Prior Credit Agreement
Simultaneously upon entering into the Credit Agreement, on April 5, 2022, the Company terminated its then-existing Amended and Restated Credit Agreement, dated March 11, 2020 (as amended to date, the “Prior Credit Agreement”), among the Company, Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer, and a group of lenders party thereto, and repaid all outstanding amounts owing thereunder. In connection with such repayment and termination, all security interests with respect to the Prior Credit Agreement were released. The Company incurred no early termination penalties in connection with the termination of the Prior Credit Agreement.
The Prior Credit Agreement was set to mature on March 11, 2025 and provided a senior secured revolving line of credit with a borrowing capacity of $250.0 million and a term loan of $400.0 million. The term loan was subject to quarterly amortization payments. The Prior Credit Agreement provided for interest at a rate either based on the London Interbank Offered Rate, or LIBOR, plus a margin ranging from 1.00% to 2.25%, with a floor rate of 0.0%, or based on the base rate offered by Bank of America, N.A. plus a margin ranging from 0.00% to 1.25%.
In the ordinary course of their respective businesses, the lenders under the Prior Credit Agreement and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Company for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included or incorporated by reference in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished herewith:

Exhibit Number	Description
10.1
Credit Agreement, dated April 5, 2022, among Fox Factory Holding Corp.,
Wells Fargo, National Association, as Administrative Agent, Swingline Lender and L/C Issuer, and a group of lenders party thereto

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.
Date:	April 5, 2022	By:	/s/ Michael C. Dennison

Michael C. Dennison
Chief Executive Officer